Exhibit 99.1

CANDELA ANNOUNCES DEPARTURE OF CFO;

BROYER TO REMAIN DURING TRANSITION

- Company Also Announces the Departure of VP of North American Marketing -

Wayland, MA — April 5, 2007 — Candela Corporation (NASDAQ: CLZR) announced today that F. Paul Broyer, Senior Vice President of Finance and Administration and Chief Financial Officer, since 1996, has informed the Company of his plans to leave for a Chief Financial Officer opportunity at a privately-held company.  To ensure a smooth transition, Broyer will continue to work with Candela until April 30, 2007.  Candela’s Treasurer and Corporate Controller, Robert E. Quinn, will assume Mr. Broyer’s day-to-day responsibilities while the Company conducts a search for Broyer’s successor. Mr. Quinn has been with Candela since 2003, and has twenty-plus years of senior financial accounting experience.

“Paul has done a tremendous job during his tenure at Candela, and we are a much stronger company for his many contributions,” said Gerard E. Puorro, President and Chief Executive Officer.  “While I am disappointed that he is leaving, I understand the opportunity before him and wish him well.  We have begun a search for the right person to help accelerate our new growth initiatives.”

Candela also announced that its Vice President of North American Marketing, Paul Cardarelli, has left the company to pursue other interests.  Dennis Herman, Senior Vice President of North American Sales, Marketing and Service, will assume additional marketing responsibilities until a successor is appointed.  Herman said, “I would like to thank Paul for his contributions, and we wish him well in his future endeavors.”

About CANDELA:  Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 70 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 18 years ago, and currently has an installed base of 10,000 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer (Male/Female/Handicapped/Veteran).  Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties.  Such statements may relate to, among other things, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock.  The risks and uncertainties that may affect forward-looking statements include, among others: the cancellation or deferral of customer orders, the risk of an adverse judgment in the patent litigation with Palomar Medical Technologies, Inc., (PMTI), successful integration of Inolase, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals.  Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC, including but not limited to, Candela’s Annual Report on Form 10-K for the year ended July 1, 2006, and subsequent Quarterly Reports on Form 10-Q.  Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.